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                                                                   EXHIBIT 10.66


                           RESTRICTED STOCK AGREEMENT

                                 PURSUANT TO THE

                              AMENDED AND RESTATED

                        1989 INCENTIVE COMPENSATION PLAN

                                OF MAGNETEK, INC.

          This Restricted Stock Agreement (this "Agreement") is made and entered into as of the Date of Award indicated below by and between MagneTek, Inc., a Delaware corporation (the "Company"), and the person named below as Employee.

          WHEREAS, Employee is an employee of the Company and/or one or more of its subsidiaries; and

          WHEREAS, pursuant to the Company's Amended and Restated 1989 Incentive Compensation Plan (the "Plan"), the committee of the Board of Directors of the Company administering the Plan (the "Committee") has approved the award to Employee of the right to purchase shares of the Common Stock, par value $.01 per share, of the Company (the "Common Stock"), on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

          1. Award; Certain Terms and Conditions. The Company hereby awards to Employee, and Employee hereby accepts, as of the Date of Award, the right to purchase the number of shares of Common Stock indicated below (the "Restricted Shares") for the Cash Purchase Price per share indicated below (which shall be equal to at least $.01). The aggregate Cash Purchase Price must be paid to the Company on or prior to 5:00 o'clock p.m. (local time at the Company's principal executive office) on the 60th day following the Date of Award. The Restricted Shares shall be subject to all of the terms and conditions set forth in this Agreement, including the restrictions imposed pursuant to Section 3 hereof; provided, however, that on each anniversary of the Date of Award, such restrictions shall terminate with respect to that number of Restricted Shares (rounded to the nearest whole share) equal to the total number of Restricted Shares multiplied by the Annual Vesting Rate indicated below (the termination of such restrictions with respect to any Restricted Share, for any reason, shall be referred to herein as the "vesting" of such share).

          Employee:    Ronald W. Mathewson

          Date of Award:     July 27, 1994


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          Number of shares purchasable:20,000

          Cash Purchase Price per share:$.01

          Annual Vesting Rate:         25%

          2.   Consideration for Shares; Method of Payment.

          (a) The consideration for the issuance and sale of Restricted Shares contemplated hereby may include, in addition to the Cash Purchase Price per share indicated in Section 1 hereof, consideration in the form of past services to the Company and/or one or more of its subsidiaries. In addition, subject to
Section 11 hereof, Employer agrees to remain in the employ of the Company, a Parent Corporation or Subsidiary, at least until the first anniversary of the Date of Award.

          (b) Subject to Section 2(a), the aggregate Cash Purchase Price must be paid to the Company in cash or by check payable to the Company. Upon payment to the Company in full of the aggregate Cash Purchase Price as provided herein on or prior to 5:00 o'clock p.m. (local time at the Company's principal executive office) on the 60th day following the Date of Award, Employee shall be deemed to have purchased the Restricted Shares effective as of the Date of Award.

          3. Restrictions. Until a Restricted Share vests, it shall not be liable for the debts, contracts or engagements of Employee or successors in interest nor subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 3 shall prevent transfers by will or by the applicable laws of descent and distribution, but without limiting the operation of the other provisions of this Agreement, including Section 5.

          4.   Acceleration of Vesting.

          (a) Acceleration of Vesting by Committee. The Committee, in its sole discretion, may accelerate the vesting of any or all of the Restricted Shares at any time and for any reason.

          (b) Certain Events Causing Acceleration of Vesting. Notwithstanding anything to the contrary in this Agreement, the Restricted Shares shall become fully vested immediately prior to the consummation of any of the following events:

               (i)  the liquidation of the Company;


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               (ii)  a merger or consolidation of the Company with or into another corporation not effected solely to reincorporate the Company in a different state;

               (iii) the acquisition by another corporation or person of 40% or more of the Company's then outstanding voting stock not effected solely to reincorporate the Company in a different state; or

               (iv) the acquisition by another corporation or person of all or substantially all of the Company's assets.

          (c) Acceleration Upon Normal Retirement, Etc. Notwithstanding anything to the contrary in this Agreement, the Restricted Shares shall become fully vested immediately upon the Employee's normal retirement, death, total disability or early retirement with the consent of the Committee.

          5. Repurchase of Restricted Shares. Notwithstanding anything to the contrary in this Agreement, if Employee shall cease to be employed by the Company, a Parent Corporation or a Subsidiary for any reason other than Employee's normal retirement, death, total disability or early retirement with the consent of the Committee, or for no reason, then, unless the Committee shall determine otherwise, the Company shall repurchase each then unvested Restricted Share at a purchase price equal to the Cash Purchase Price per share.

          6. Payment of Withholding Taxes. If the Company becomes obligated to withhold an amount on account of any federal, state or local tax imposed as a result of the sale of the Restricted Shares to Employee pursuant to this Agreement or the termination of the restrictions imposed upon the Restricted Shares hereunder, including, without limitation, any federal, state or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax (the date upon which the Company becomes so obligated shall be referred to herein as the "Withholding Date"), then Employee shall pay such amount (the "Withholding Liability") to the Company on the Withholding Date in cash or by check payable to the Company. Employee hereby consents to the Company withholding the full amount of the Withholding Liability from any compensation or other amounts otherwise payable to Employee if Employee does not pay the Withholding Liability to the Company on the Withholding Date, and Employee agrees that the withholding and payment of any such amount by the Company to the relevant taxing authority shall constitute full satisfaction of the Company's obligation to pay such compensation or other amounts to Employee.

          7. Taxable Income and Section 83(b) Election. Employee understands that the taxable income recognized by Employee as a result of the award of Restricted Shares hereunder, and the Withholding Liability and Withholding Date with respect thereto, would be affected by a decision by Employee to make an election under Section 83(b) of the Internal Revenue Code (an "83(b) Election") with respect to the Restricted Shares within 30 days of the Date of Award. Employee understands and



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agrees that he or she will have the sole responsibility for determining whether to make an 83(b) Election with respect to the Restricted Shares, and for properly making such election and filing the election with the relevant taxing authorities on a timely basis. Employee will not rely on the Company for any advice in connection with the decision whether to make, or procedures for making, the 83(b) Election, and acknowledges that the Company has urged Employee to consult Employee's own tax advisor with respect to the desirability of and procedures for making an 83(b) Election with respect to the Restricted Shares. Employee agrees to submit to the Company a copy of any 83(b) Election with respect to the Restricted Shares immediately upon filing such election with the relevant taxing authority.

          8.   Escrow.

          (a) Until a Restricted Share vests, (i) the record address of the holder of record of such Restricted Share shall be c/o the Secretary of the Company at the address of the Company's principal executive office, (ii) the stock certificate representing such Restricted Share shall be held in escrow in the custody of the Secretary of the Company, duly endorsed in blank or accompanied by a duly executed stock powers, and (iii) such stock certificate shall contain the following legend:

         "THE TRANSFER AND REGISTRATION OF TRANSFER OF THE SECURITIES
          REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AS PROVIDED IN A RESTRICTED STOCK AGREEMENT DATED AS OF JULY 27, 1994 BY AND BETWEEN THE CORPORATION AND RONALD W. MATHEWSON."

          (b) From and after the date upon which a Restricted Share vests, the holder of record of such Restricted Share shall be entitled (provided that Employee shall have paid the Withholding Liability to the Company pursuant to
Section 6 hereof) to receive the stock certificate representing such Restricted Share, which stock certificate shall not contain the legend set forth in subsection (a)(iii) above.

          9. Voting; Dividends. The holder of record of any Restricted Share shall be entitled to exercise all voting rights with respect to such share and to receive all dividends or distributions paid or made with respect thereto.

          10. Plan. The Restricted Shares are being sold pursuant to the Plan, as in effect on the Date of Award, and are subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive Employee, without his or her consent, of the Restricted Shares or of any of Employee's rights under this Agreement. Capitalized terms used without definition herein have the meanings ascribed to them in the Plan. The interpretation and construction by the Committee of the Plan, this Agreement and such rules and regulations as may be adopted by the Committee for the purpose of


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administering the Plan shall be final and binding upon Employee. Until the
Restricted Shares shall vest or be forfeited, the Company shall, upon written request therefor, send a copy of the Plan, in its then current form, to the holder of record of the Restricted Shares.


          11. Employment Rights. No provision of this Agreement shall (a) confer upon Employee any right to continue in the employ of the Company, a Parent Corporation or any Subsidiary, (b) affect the right of the Company, a Parent Corporation or any Subsidiary to terminate the employment of Employee, with or without cause, or (c) confer upon Employee any right to participate in any employee welfare or benefit plan or other program of the Company, a Parent Corporation or any Subsidiary other than the Plan. Employee hereby acknowledges and agrees that the Company, a Parent Corporation or any Subsidiary may terminate the employment of Employee at any time and for any reason, or for no reason, unless Employee and the Company or a Parent Corporation or a Subsidiary are parties to a written employment agreement that expressly provides otherwise.

          12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

          IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement as of the Date of Award.

                              MAGNETEK, INC.
                              By:
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                                   Name:
                                   Title:
                              EMPLOYEE

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                              Signature

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                              Street Address

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                              City, State and Zip Code

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                              Social Security Number